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                                                                   EXHIBIT 10.35

                         BOARD REPRESENTATION AGREEMENT


          Board Representation Agreement ("Agreement") dated as of June 5, 1996 between GUITAR CENTER MANAGEMENT COMPANY, INC., a California corporation (the "Company"), the Raymond Scherr Living Trust (the "Trust") and Raymond Scherr ("Scherr").

                               W I T N E S S E T H

          WHEREAS, the Company and the Trust are parties (defined as the "Company" and the "Scherr Stockholders," respectively), together with the "Institutional Investors," the "Undesignated Stockholders" and the "Management Stockholders," as defined therein, to that certain Stockholders Agreement dated as of June 5, 1996 (the "Stockholders Agreement");

          WHEREAS, the Company and Scherr are parties to that certain Employment Agreement dated as of June 5, 1996, providing for the employment of Scherr by the Company in accordance with the terms and conditions thereof;

          WHEREAS, pursuant to Section 10 of the Stockholders Agreement, the Stockholders (as defined therein) have agreed to vote all of the Stockholder Shares (as defined therein) owned by them for, or consent in writing with respect to such shares in favor of, the election to the Board of Directors of, among others, one director designated and approved by the holders of at least a majority of the then outstanding Scherr Stockholder Shares (as defined therein);

          WHEREAS, pursuant to Section 17(a) of the Stockholders Agreement, such Agreement, including the obligation of Stockholders to vote their shares for (or otherwise consent to) the election to the Board of Directors of the designee of the Scherr Stockholders, shall terminate, among other reasons, upon a Qualified Public Offering (as defined therein);

          WHEREAS, the Company and Scherr desire that in the event of termination of the Stockholders Agreement by reason of a Qualified Public Offering, that the Company be assured of the continued representation afforded by Scherr on its Board of Directors so long as Scherr and the Trust continue to hold a significant equity interest in the Company;

          NOW, THEREFORE, the parties hereto agree as follows:

          1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stockholders Agreement.

          2. AGREEMENT TO NOMINATE, ETC. Subsequent to a termination of the Stockholders Agreement by reason of a Qualified Public Offering pursuant to
Section 17(a)(B) thereof, and so long as Scherr, his Affiliates and his Family Group, and the Trust together collectively hold at least five percent (5%) of the Fully Diluted Common Shares, at each annual meeting of the holders of any class of Stock, and at each special meeting of the holders of any class of Stock called for the purpose of electing directors of the Company, and at any time at which holders of any class of stock shall have the right to, or shall, vote for or consent in writing to the election of directors of the Company, then, and in each such event, the Company shall nominate, and cause the nomination of Scherr to be a member of the Board of Directors, to include Scherr in any proxy statement and related materials used by the Company in respect of the election to which such

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nomination pertains, and shall otherwise use its best efforts cause the election of Scherr as a member of the Board of Directors; provided that the Company's obligations hereunder shall terminate and be of no further force and effect in the event that Scherr suffers a Disability or Scherr commits a Prohibited Act.

          As used herein, "DISABILITY" means any long-term disability or incapacity which (i) renders Scherr unable to substantially perform all of his duties hereunder for 180 days during any 18-month period or (ii) would reasonably be expected to render Scherr unable to substantially perform all of his duties for 180 days during any 18-month period, in each case as determined by the Board (excluding Scherr if he should be a member of the Board at the time of such determination) in its good faith judgment.

          As used herein, a "PROHIBITED ACT" means (i) the commission by Scherr or any of his Affiliates under his control of any act of fraud, theft or criminal dishonesty with respect to the Company or any of its affiliates, or the conviction of Scherr or any of his Affiliates under his control of any felony, or the commission of any act or moral turpitude constituting a criminal act,
(ii) a material breach by Scherr of Sections 8.12 or 8.13 of the Purchase Agreement (as defined in the Stockholder Agreement), or (iii) Scherr takes any action or fails to take any action which is materially inconsistent with his position as a director of the Company, as determined in good faith by the vote of 70% of the directors then in office (excluding Scherr if he should be a member of the Board at the time of the determination). For purposes of illustration, an action or inaction described in clause (iii) shall include Scherr's refusal to execute a customary confidentiality agreement, Scherr's use for his own benefit or for the benefit of others, confidential or proprietary information of the Company without the Company's consent, or Scherr's refusal to certify information about himself and his Affiliates which the Company reasonably requires to comply with any disclosure or due diligence obligations pursuant to applicable securities laws or otherwise. Scherr shall not be deemed to violate clause (iii) if he refuses to take any action if all other directors of the Company are not requested to take substantially similar actions.

          3. MISCELLANEOUS. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not; provided that the rights conferred on Scherr hereby shall be personal to him and not assignable. This Agreement may be executed and will be consummated in the state of California and is to be governed by and interpreted under the laws of that state, without giving effect to the principles of conflicts of laws thereof.

          This Agreement constitutes the entire agreement (other than the Stockholders Agreement) between the parties hereto with respect to the subject matter hereof and no amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument executed by each of the parties hereto. No waiver of any provision of this Agreement shall be valid unless it is expressed in a written instrument duly executed by the party or parties making such waiver. The failure of any party to insist, in any one or more instances, upon performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition but the obligation of any party with respect thereto shall continue in full force and effect.

          All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed first class registered with postage prepaid to the address of the party set forth on the signature page hereto, or to such other address as a party hereto supplies to each other party in writing.

          This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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          The headings of the sections of this Agreement have been inserted for the convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.


                            GUITAR CENTER MANAGEMENT COMPANY, INC.



                            By: /s/Larry E. Thomas
                                ---------------------------------
                                Name: Lawrence E. Thomas
                                Title:President
                                Address: 6390 Chesebro Road
                                         Agoura Hills, CA
                                         91301


                            RAYMOND SCHERR LIVING TRUST



                            By: /s/Raymond Scherr
                                ----------------------------------
                                Raymond Scherr, Trustee
                                Address: 1096 Lakeview Canyon
                                         Westlake Village, CA
                                         91362


                                /s/Raymond Scherr
                                ----------------------------------
                                Raymond Scherr, individually
                                Address: 1096 Lakeview Canyon
                                         Westlake Village, CA
                                         91362